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                                                                   EXHIBIT 99(a)



                    SOUTHERN JERSEY BANCORP OF DELAWARE, INC.

                                      PROXY

                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

                 RECONVENED ON ______________, NOVEMBER ___, 1999

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



       The undersigned hereby appoints Ralph A. Cocove, Sr. and Julie A. Hassler-Defrehn and each of them, as Proxy, each with full power of substitution, to vote all of the stock SOUTHERN JERSEY BANCORP OF DELAWARE, INC. standing in the undersigned's name at the reconvened Special Meeting of Shareholders of SOUTHERN JERSEY BANCORP OF DELAWARE, INC., to be held at 164 West Broad Street, Bridgeton, New Jersey 08302, on __________, November ___, 1999 at _____ _.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

      This proxy will be voted as specified below. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE MERGER OF SOUTHERN JERSEY BANCORP OF DELAWARE, INC. WITH AND INTO HUDSON UNITED BANCORP.

      Shares, if any, held for your account by the trustee for the dividend reinvestment plan will be voted in the same manner as you vote the shares in your name individually.

                                                              (see reverse side)
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1.   MERGER OF SOUTHERN JERSEY BANCORP OF DELAWARE, INC. WITH AND INTO HUDSON
     UNITED BANCORP

     /   /  FOR the merger.

     /   /  AGAINST the merger:


     /   /  WITHHOLD AUTHORITY to vote for the merger


2. In their discretion, upon such other matters as may properly come before the meeting.

                                              Dated:  ________________, 1999

                                              ___________________________
                                              Signature

                                              ___________________________
                                              Printed Name

                                              ___________________________
                                              Signature

                                              ___________________________
                                              Printed Name

                    (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)


                              PLEASE DATE, SIGN AND
                                 RETURN PROMPTLY